                                    FOILMARK

                               HOT STAMPING FOILS

 5 MALCOLM HOYT DRIVE o NEWBURYPORT, MA 01950 o 978-462-7300 o fax 978-462-0831
                                www.foilmark.com

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is between Imtran Foilmark, Inc., a Delaware corporation with a principal place of business at 25 Hale Street, Newburyport, Massachusetts 01950, (the "Company"), and DOUGLAS PARKER with a mailing address of 32 Tower Hill Road, North Reading, MA 01864, (the "Employee").

      IT IS MUTUALLY AGREED by the parties hereto as follows:

      1. Employment. The Company hereby employs Employee upon the terms and conditions set forth herein. The Employee hereby accepts this employment.

      2. Term. The term of this agreement is for a period ending April 1, 2005. The term of this Employment Agreement may be extended for additional one-year periods by mutual consent of the parties.

      3. Duties. The Employee shall serve in the capacity of Vice President, Sales-Imtran Pad Print Products (the "Position"). As such, Employee will perform such duties of a nature as are indicated in the job description in the attached Exhibit A and such other duties consistent with his Position as may be reasonably determined and assigned to him from time to time by the General Manager-Imtran and the CEO/President of Foilmark, Inc. Employee may be assigned duties on behalf of any Affiliate of the Company so long as such duties do not substantially interfere with Employee's ability to carry out his primary responsibilities in the Position, nor materially reduce Employee's stature within the Company, which responsibilities and stature may be increased but shall not be decreased during the term of this agreement. During the terms of this Agreement, Employee agrees to devote his best efforts and full time and capacity to further the interests of the Company, and shall not be engaged in any other commercial activity or assume any other corporate affiliations that would in any material respect interfere with his ability to devote his best efforts and full time to the Company without the prior consent in writing to the Board of Directors of the Company. It is understood that Employee and his family are engaged in the business of custom embroidery, and that Employee may spend personal or vacation time to that and related businesses so long as such does not materially interfere with his responsibilities set forth above.

      4. Compensation.

      4.1 The Employee will be paid a base salary in the amount of $115,000 per annum effective April 1, 1998. Such salary shall be reviewed no less frequently than annually and shall be increased (but never decreased) consistent with Company policy and practice.


   FOILMARK EAST, DISTRIBUTION AND INTERNATIONAL SALES, 120 FAIRCHILD AVENUE, PLAINVIEW, NY 11803 FOILMARK WEST, 2150-B ANCHOR COURT, NEWBURY PARK, CA 91320

Such salary to be payable weekly in arrears, subject to such tax and other normal deductions as are required by law. A commission of 1% on all sales of Imtran pad print and screen print related products, along with new products added to the line mutually agreed upon (the "Products") will be paid monthly, promptly following months end.

      4.2 A bonus of $50,000 will be paid upon reaching $8,000,000 of annual sales of Products. An additional bonus of $50,000 will be paid upon reaching $10,000,000 of annualized sales of the same products. The bonus will be paid 1/2 in December of the year it is due and the balance after promptly upon completion of the financial audit for such year but in any event not later than March 31 of the following year.

      4.2(a) The Employee will be granted 25,000 Incentive Stock Options issued at market as a signing incentive. Such options will vest in accordance with Company policy and the approved Foilmark Employee Stock Option Plan. Additionally, the Employee will be granted options conditional to the Compensation Committee and Foilmark's compensation plan. Options are not guaranteed to any Employee in any year, but should the senior management group of employees of Foilmark similar to Employee in compensation or stature be granted options in any year, Employee shall receive an option grant in line with such other employee or employees based on Employee's contribution toward meeting corporate goals.

      4.2(b) In the event that the Imtran pad print operations is sold for $5,200,000 or more during the term of the agreement, the Employee will receive a payment of $250,000 out of the proceeds.

      4.3 Reimbursable Expenses. Employee is authorized to incur reasonable expenses for conducting and promoting the business of the Company in accordance with normal policy of the Company in effect from time to time. The Company will reimburse the Employee for all such expenses as well as other reasonable travel and business expenses incurred on behalf of the Company upon the presentation by the Employee, at least monthly, of an itemized account of such expenditures.

      4.4 Automobile Allowance. The Employee will receive a car allowance of $700/month. In addition to this, the Employee will be entitled to charge or be reimbursed for $1,200 per year for gasoline and maintenance expenses.

      5. Benefits. Employee shall be eligible for all fringe benefits provided to the Company's and Foilmark Inc.'s executive employees in accordance with normal policy of Company and Foilmark. These benefits presently include group medical insurance coverage (partially contributory), holidays, life insurance, long-term disability insurance (contributory), automobile allowance, travel accident insurance, 401K and profit sharing plan. Employee shall be entitled to five (5) weeks paid vacation each year during the term hereof.

      6. Location. Employee's base office will be in Newburyport, Massachusetts. This location is subject to change at the discretion of the President of the Company and with the consent of Employee.

      7. Termination.

            a. The Company may terminate the Employee's employment under this
Agreement: (i) upon Employee's death; (ii) at any time, for "Cause," which means
(A) Employee's willful refusal to substantially perform his obligations under this Agreement or other acts or omissions constituting gross neglect or dereliction of his duties hereunder, it being understood that the failure by Employee or the Company to achieve any sales, profit, transactional, customer, performance, organizational or other goals, budgets or objectives due to events outside of Employee's control shall not constitute "Cause" hereunder, (B) fraud, dishonesty or other acts or omissions constituting a crime involving moral turpitude by Employee, or (C) Employee's violation in any material respect of Paragraphs 11, 12, or 13; (iii) at any time, for any reason, upon three (3) months written notice to Employee; or (iv) upon Employee's disability, subject to the provisions of Paragraph 9.

            b. Employee may terminate Employee's employment under this
Agreement: (i) at any time, for any reason, upon three (3) months written notice to the Company; (ii) at any time, for cause, upon written notice of failure or refusal by the Company or any Affiliate to substantially perform its obligations under this Agreement or the Guaranty, (iii) upon Employee's disability subject to the provisions of Paragraph 9 or (iv) at any time within 12 months of (A) a material change in the base office of Employee.

            c. In the event of termination of Employee's employment for Cause under Paragraph 7(a)(ii) of this Agreement, all future financial obligations cease as of the date of the termination.

            d. In the event of termination of Employee's employment under Paragraph 7(a)(iii) 7(b)(ii) or 7(b)(iv) of this Agreement, the Company shall be obligated to pay Employee or his estate, as the case may be, (i) all salary and other compensation earned or accrued up to the date of termination, (ii) severance equal to the amount of the previous six months salary and commission. Severance will increase one month for every two years of service within the term of this agreement. During such severance period Employee shall continue to receive all benefits provided for hereunder, including without limitations those under paragraphs 4.1, 4.2, 4.2(a), 4.2(b), 4.4 and 5 hereunder, shall remain eligible for all contingent payments hereunder and shall continue to vest with respect to benefits and compensation which may require vesting, including without limitation with respect to options granted to Employee.

      8. Death. In the event of Employee's death during the term hereof, Employee's legal representative shall be entitled to receive the salary and other compensation due Employee through the last day of the calendar month in which his death occurred, as well as any additional compensation or payments, including contingent payments, provided for in this Agreement.

      9. Disability. The Company or Employee shall have the right to terminate Employee's employment under this Agreement, if during the term hereof Employee shall be ill or so disabled as substantially to impair Employee's ability to devote the major portion of Employee's working days to the performance of his duties for a period of four (4) successive months or eight (8) months in any period of twenty-four consecutive months during the term hereof. The right to terminate Employee's employment under this Agreement, if because of disability, to be effective, must be exercised while Employee's disability continues. The Company shall be obligated to pay to Employee any compensation and benefits provided for herein less any insurance benefits during such disability.

      10. Affiliates. The Affiliates of the Company include Foilmark, Inc.; Olsenmark, Inc.; Kensolmark, Inc.; Foilmark Manufacturing Corp.; Imtran Foilmark, Inc.; and all future subsidiaries, parents, and successors thereto.

      11. Disclosure of Information.

            a. Proprietary Information shall be defined as all information utilized by the Company, and its. Affiliates in their business. Proprietary Information shall not include information which (i) is now or hereafter in the public domain, (ii) was known to Employee, other than as a result of his ownership or employment by the Company, prior to the date hereof, or (iii) is disclosed to Employee by a third party not bound by any duty of confidentiality to the Company. Proprietary Information shall specifically (but not exclusively) include the following: the identification of all customers, suppliers, products, or employees; all contracts; all financial affairs; all business records or reports; all inventions, trade secrets, processes, or methods of design, distribution, procurement or manufacturer. Proprietary Materials shall mean all documents, papers, or other materials containing Proprietary Information.

            b. Employee agrees that any Proprietary Information which Employee obtains, develops, or otherwise acquires in the course of the performance of Employee's duties hereunder shall be deemed to be confidential in character. Employee will not use any Proprietary Information or disclose it to any other party at any time, except in the ordinary course of Employee's duties with the Company or with the written consent of the Board of Directors of the Company or as may be required under any state or federal law, rule or regulation or by a court of competent jurisdiction. This restriction shall apply during the period of employment by the Company or thereafter, provided that nothing in this paragraph shall prevent or hinder the Employee in pursuing business ventures contemplated hereby, including those permitted by paragraph 13(e) hereof.

            c. All Propriety Materials shall be the exclusive property of the Company and its Affiliates. Upon termination of this Agreement for any reason whatsoever, Employee agrees to not take any Proprietary Materials with him, and to turn over to the Company all proprietary materials in Employee's possession and control.

            d. This paragraph shall be binding upon Employee's heirs, successors, and legal representatives.

            e. The Employee understands that Foilmark, Inc., the sole Shareholder of the Company, is a publicly traded company and is subject to federal securities laws which prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company. The Employee agrees to not trade on such material non-public information and agrees to make every effort to avoid any use, for himself or for outsiders of material non-public information or other confidential information of the Company or its Shareholder, Foilmark, Inc. Further, the Employee agrees to not discuss internal Company or Foilmark matters or developments with anyone outside the Company or Foilmark, except as required in the performance of the Employee's duties hereunder. By signing this Agreement, the Employee agrees to comply with the provisions of this paragraph.

      12. Inventions.

            a. Any and all inventions, products, improvements, processes, manufacturing methods or techniques, formulas, designs or styles (collectively hereinafter referred to as "inventions"), made, developed or created by Employee (alone or in conjunction with others, during regular hours of work or otherwise) during the term of his employment by the Company which may be directly or indirectly useful in, or relate to, any business of the Company or its Affiliates in which the Employee is involved or tests being carried on by them, shall be the Company's exclusive property and at all times shall be made available to the Board of Directors of the Company or such persons as may be so designated by the Board of Directors.

            b. Employee will, upon the Company's request, execute any documents reasonably necessary or advisable in the opinion of the Company's counsel to direct issuance of patents to the Company or its Affiliates with respect to such inventions as are to be the Company's exclusive property under this section or to vest in the Company or its Affiliates title to such inventions, the expense of securing any patents, however, to be borne by the Company.

            c. Employee will keep confidential and will hold for the Company's and its Affiliates' sole benefit any invention which is to be theirs exclusively under this section for which no patent is issued.

            d. This nondisclosure provision contained in Paragraph 11 of this Agreement shall specifically apply to said Inventions.

      13. Non-Competition. Employee recognizes that the services to be rendered by Employee pursuant to the terms of this Agreement are special, unique and of an extraordinary character. Employee therefore agrees that during the term of his employment pursuant to this Agreement or, if Employee's employment under this Agreement is terminated for Cause by the Company, then also for a period of one year following the date of termination, Employee agrees that he will not, directly or indirectly, alone or as a member of a partnership or as an officer, director, stockholder, agent or employee of any other corporation:

            a. Intentionally do any act which is likely or intended to impair the business or goodwill of the Company or its Affiliates.

            b. Intentionally do any act or thing which is likely or intended to deprive the Company or its Affiliates of the goodwill of suppliers, customers, employees and others having business relations.

            c. Solicit the employment of or otherwise induce any person who is currently employed by the Company or its Affiliates to leave the Company.

            d. Engage in competition with the business conducted by Foilmark, Inc. (the "Business"), with the exception of pad print and screen print machinery, supplies, and related services.

            e. The Company acknowledges Employee's expertise in the business of machinery and supplies for the pad print machinery and supplies industry. Nothing contained in this Agreement shall preclude Employee from using his expertise in this area, or making use of any information known to him as of the date hereof, upon termination of this Agreement. It is understood that Employee may engage in business which is competitive with that of the Company and the affiliates other than Foilmark Business, and such engagement and such use of information shall not constitute a violation of subparagraph a, b, or c. Hereof so long as Employee does not actively denigrate the Company or Affiliates or actively solicit or induce the employees thereof.

            f. Employee understands and agrees that the covenants made by Employee in Paragraphs 11 through 13 of this Agreement are being made in view of the unique and essential nature of the services Employee is to perform hereunder and the irreparable injury that would befall Foilmark, Inc. should Employee compete with or serve a competitor of Foilmark Business.

      14. No Prior Restrictions on Employment. Employee warrants that he is not subject to any restrictive covenants or non-disclosure agreements with any former employers or other third parties that will in any way interfere with his performance under this Agreement, and agrees to indemnify the Company and its Affiliates from any such claims.

      15. Guaranty Agreement. The payment and performance of the Company's obligations hereunder have been guaranteed by the Affiliates pursuant to the terms of a Guaranty Agreement, dated of the date herewith, by and among Employee, Affiliates and the Company.

      16. Effect of Waiver. The waiver of either party or a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

      17. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof.

      18. Binding/Assignment. This Agreement shall be binding upon Employee, his heirs, executors, administrators and legal representatives. The rights and benefits of the Company under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. However, such transfer shall not relieve the Company of any liability under the terms of the Agreement.

      19. Notice. Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified or registered mail or delivered in person; in the case of the Company, at Foilmark, Inc.'s offices in Newburyport, Massachusetts, and in the case of Employee, to Employee's residence as indicated in the Company records, or to such other address as the parties hereto may hereafter designate in writing.

      20. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the employment of the Employee by the Company and supersedes any and all prior employment agreements existing between Employee and the Company, whether oral or written, and shall govern all subsequent relationships between them. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any change is sought.

      21. Governing Law. This Agreement shall be governed by the Laws of the Commonwealth of Massachusetts. In the event any provision of this Agreement is invalid, illegal or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability without affecting or impairing the remainder of such provision or any other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and first above mentioned.

Accepted and agreed to this                 IMTRAN FOILMARK, INC.

26 day of March, 1998


                                             By: /s/ Frank J. Olin Jr.
                                                 -------------------------------
/s/ Douglas Parker                           Its CEO/President
-------------------------------                  -------------------------------
Douglas Parker